Exhibit 5.24

[WOMBLE CARLYLE SANDRIDGE & RICE Letterhead]

[          ], 2011

ClubCorp Club Operations, Inc.

3030 LBJ Freeway, Suite 600

Dallas, Texas 75234

Re:    Exchange Offer re: Issuance of Notes by ClubCorp Club Operations, Inc.

Ladies and Gentlemen:

We have acted as North Carolina and South Carolina counsel to Indigo Run Asset Corp., a South Carolina corporation (“Indigo”), Manager for CCHH, Inc., a South Carolina corporation (“CCHH”), Woodside Plantation Country Club, Inc., a South Carolina corporation (“Woodside”), and Harbour Club of Charleston, Inc., a South Carolina corporation (“Harbour”), The Manager of the Owner’s Club, Inc., a South Carolina corporation (“MOCI”), The Owner’s Club at Hilton Head, L.P., a South Carolina limited partnership (“OCHH”), Columbia Capital City Club Corp., a South Carolina corporation (“Columbia”), Piedmont Golfers’ Club LLC, a South Carolina limited liability company (“Piedmont”), The Commerce Club, Inc., a South Carolina corporation (“Commerce”), Capital City Club of Raleigh, Inc., a North Carolina corporation (“Raleigh”), Piedmont Club, Inc., a North Carolina corporation (“Piedmont Club”), and UNC Alumni Club Management, Inc., a North Carolina corporation (“Alumni”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by ClubCorp Club Operations, Inc., a Delaware corporation (the “Company”), the Guarantors and the other registrant guarantors named therein with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of up to $415,000,000 aggregate principal amount of 10% Senior Notes due 2018 (the “Exchange Notes”) and the issuance by the Guarantors and the other guarantors of the Guarantees (each, a “Guaranty” and collectively, the “Guarantees”) with respect to the Exchange Notes. The Exchange Notes will be issued under, and the Guarantees are issued as provided in, an indenture dated as of November 30, 2010 (the “Indenture”), among the Company, the guarantors named therein (including the Guarantors) and Wilmington Trust FSB, as trustee. The Company will offer the Exchange Notes and the Guarantees in exchange for up to $415,000,000 aggregate principal amount of its outstanding 10% Senior Notes due 2018 and the related guarantees (the “Notes Offering”). Indigo, CCHH, Woodside, Harbour, MOCI, OCHH, Columbia, Piedmont and Commerce are referred to collectively as the “South Carolina Entities”. Raleigh, Piedmont Club and Alumni are hereinafter referred to collectively as the “North Carolina Entities”. The South Carolina Entities and the North Carolina Entities are referred to collectively herein as the “Guarantors”.

For purposes of rendering this opinion, we have examined a copy of the Indenture, which Indenture has been filed with the Commission as an exhibit to the Registration Statement. In addition, we have reviewed the organizational documents of the Guarantors, which the Guarantors have represented to us are the only documents pursuant to which they are currently organized and/or which govern their affairs with respect to the Notes Offering (collectively, the “Organizational Documents”) and a Certificate of Existence issued by the appropriate Secretary of State for each of the Guarantors.

We have also examined the originals, or copies certified or otherwise identified to our satisfaction, of excerpts from the corporate and partnership records and manager resolutions, as the case may be, of the Guarantors, as attached to the Officer’s Certificate dated November 30, 2010, delivered by each to this Firm in connection with opinions rendered by this Firm on November 30, 2010, and on which this Firm is entitled to rely in connection with this opinion (the “Authorizing Resolutions”), the continued effectiveness of which has been confirmed in that certain Officer’s Certificate of even date herewith delivered to this Firm in connection with this opinion and on which this Firm is entited to rely in connection with this opinion.

We have also reviewed and relied upon such certificates of representatives of the Guarantors as to factual matters, certificates of public officials and other instruments, documents and agreements as a basis for the opinions set forth below. In addition, we have relied as to factual matters upon the representations, warranties and certifications contained in the Indenture and in the Registration Statement.

Whenever any opinion below as to the existence or absence of facts is qualified by the phrase “to our knowledge,” such phrase indicates only that the lawyers of this Firm substantively involved in the representation of the Guarantors in connection with the Notes Offering have no actual knowledge of the existence or absence of such facts. Except to the extent expressly stated herein, we have not undertaken any independent investigation to determine the existence or absence of any such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Guarantors.

We draw your attention to the fact that certain members and employees of this Firm may have membership interests in the clubs operated by one or more Guarantors.

Additional Assumptions

In rendering this opinion, we have assumed, with your express permission and without independent verification or investigation, each of the following:

(a)                             Each of the respective parties thereto (other than the Guarantors) has the full right, power and authority to execute, deliver and perform all of its obligations under the Indenture and all other documents required or permitted to be executed, delivered and performed thereunder and has taken all necessary action to enter into, and has duly executed and delivered, each such document.

(b)                            All natural persons executing the Indenture have the legal capacity to do so; all signatures on all documents submitted to us are genuine; all documents submitted to us as originals are authentic; all certificates of public officials and representatives of the Guarantors and the Company have been properly issued and are accurate; and all documents submitted to us as copies conform to the original documents, which themselves are authentic.

(c)                             The Indenture has been duly executed and delivered by the Company and Citigroup Global Markets Inc. through the persons authorized to do so.

Opinions

Based upon the foregoing assumptions and subject to the qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.                                       Each of Indigo, CCHH, Woodside, Harbour, MOCI, Columbia and Commerce (the “South Carolina Corporations”) is a corporation in existence under the laws of the State of South Carolina with the corporate power to execute and deliver the Indenture and perform its obligations thereunder. Each of the South Carolina Corporations has authorized the execution and delivery of the Indenture, including its Guaranty included therein, by all necessary corporate action. In rendering our opinion that each of the South Carolina Corporations is a corporation in existence under the laws of the State of South Carolina, we have relied solely upon Certificates of Existence with respect to each South Carolina Corporation issued by the Secretary of State of South Carolina, dated May 4, 2011.

2.                                       Piedmont is a limited liability company in existence under the laws of the State of South Carolina with the power under its Organizational Documents and the South Carolina Limited Liability Company Act (the “SC LLC Act”) to execute and deliver the Indenture and perform its obligations thereunder. Piedmont has authorized the execution and delivery of the Indenture, including its Guaranty included therein, by all necessary action under its Organizational Documents and the SC LLC Act. In rendering our opinion that Piedmont is a limited liability company in existence under the laws of the State of South Carolina, we have relied solely upon a Certificate of Existence with respect to Piedmont issued by the Secretary of State of South Carolina, dated May 4, 2011.

3.                                       OCHH is a limited partnership in existence under the laws of the State of South Carolina with the power under its Organizational Documents and the South Carolina Uniform Limited Partnership Act (the “SC Partnership Act”) to execute and deliver the Indenture and perform its obligations thereunder. OCHH has authorized the execution and delivery of the Indenture, including its Guaranty included therein, by all necessary action under its Organizational Documents and the SC Partnership Act. In rendering our opinion that OCHH is a limited partnership in existence under the laws of the State of South Carolina, we have relied solely upon a Certificate of Existence with respect to OCHH issued by the Secretary of State of South Carolina, dated May 4, 2011.

4.                                       Each of the North Carolina Entities is a corporation in existence under the laws of the State of North Carolina with the corporate power to execute and deliver the Indenture and perform its obligations thereunder. Each of the North Carolina Entities has authorized the execution and delivery of the Indenture, including its Guaranty included therein, by all necessary corporate action. In rendering our opinion that each of the North Carolina Entities is a corporation in existence under the laws of the State of North Carolina, we have relied solely upon Certificates of Existence with respect to the North Carolina Entities issued by the Secretary of State of North Carolina, dated May 4, 2011.

5.                                       The Indenture has been duly executed and delivered by each of the Guarantors.

6.                                       The Guarantees have been duly issued by each of the Guarantors.

7.                                       The execution and delivery by each of the Guarantors of the Indenture and the consummation by the Guarantors of the transactions provided for therein do not violate their respective Organizational Documents.

8.                                       The execution and delivery by each of the Guarantors of the Indenture and the consummation by the Guarantors of the transactions provided for therein do not violate any applicable North Carolina or South Carolina law or any applicable order, writ, injunction, decree or ruling of any North Carolina or South Carolina court or governmental authority that is binding on the Guarantors.

This opinion is limited to the laws of the States of North Carolina and South Carolina. We are expressing no opinion as to the effect of the laws of any other jurisdiction. This opinion may be relied upon by the Company and your counsel, Simpson Thacher & Bartlett LLP, in connection with the filing of the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any reference to the name of our firm in the Registration Statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

We undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date of effectiveness of the Registration Statement.

Yours very truly,

WOMBLE CARLYLE SANDRIDGE & RICE
A Professional Limited Liability Company

KGC

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